Integrating Automated High-Throughput Scratch Assay and Cell Painting for Comprehensive Analysis of Cell Migration and Wound Healing

Krishna P. Kota, Jiayi Wei, Jennifer Y. Cho, Junzhong Peng, David Ordonez, Bruce Daugherty, Sina Bavari
Research and Development Center, Tonix Pharmaceuticals, Frederick MD

Abstract

Cell migration is a complex process influenced by various factors. The scratch assay is commonly used to study cell motility, but it has limitations like scratch size variability and difficulty in quantification. To address these issues, we introduce an automated High Content Imaging-based scratch assay for 96/384-well plates. It enables reproducible quantification of cell migration, high-throughput screening, and evaluation of compound libraries' effects on migration. We also incorporate cell painting, using fluorescent dyes to visualize morphological changes during migration and wound healing. This research identifies key morphological characteristics and their importance in migration, highlighting a correlation between actin polymerization, mitochondrial distribution, and cell migration.

Introduction

Cell migration is a complex cellular process influenced by various signaling pathways and microenvironments, crucial for physiological functions and implicated in diseases like cancer metastasis and autoimmune disorders[1]. High throughput screening (HTS) assays, including scratch assays, are used to assess compounds' effects on cell migration for drug discovery. Scratch assays, involving the creation of a gap in a cell monolayer, are commonly employed in cell biology and drug research to study cell motility and evaluate drug impacts on migration and proliferation. Despite some limitations, such as variability and difficulty in quantification, they are often combined with other assays for a comprehensive understanding. Automated 384 well-based scratch assays provide enhanced speed, accuracy, and reproducibility in studying cell migration, making them valuable tools for identifying potential therapies targeting abnormal migration in diseases like cancer and autoimmune disorders[2].

Automated scratch assays involve specialized instruments and robotic systems to create scratches, followed by automated imaging and quantitative analysis of cell migration over time. These automated assays offer advantages over manual methods, including high-throughput capabilities and flexibility for complex experimental designs, such as compound concentration testing or multiple cell type assessments. Overall, automated scratch assays are powerful tools for investigating cell migration dynamics and discovering compounds with therapeutic potential for diseases associated with abnormal cell migration. Additionally, the incorporation of cell painting, a technique employing fluorescent dyes to label cellular components, enhances our ability to visualize and understand the morphological changes underlying cell migration and wound healing processes in scratch assays[5].


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Fig 1. High-Throughput Screening Utilizing a Scratch Wound Healing Assay
A Screening Procedure in a 96 / 384-well Plate Configuration.BDiagram illustrating the wound generation process. C. Diagram illustrating the compound addition at a scratch boundary D.Plate Incubation E. Live cell image acquisition using Opera Phenix. F. Diagram illustrating the wound healing process at a scratch boundary G. Data analysis

Methods


Wound Healing Assay Measurements
T₀: scratch
Tₜ: healing
Cell growth
Gap width (μm)
Average distance between the edges of the gap
Wound area (μm²)
Measurement of the cell-free area
Relative wound density
Ratio of the occupied area in the gap to the total area of the initial gap
Cell counting
Total cell count within the wound area

Fig 2 Illustration of the Wound Healing Process and Quantification of Cell Migration
Throughout the experiment, the remaining percentage of scratch area, A(t), is continually monitored and calculated as: A(t) = (A(t) / A(0)) x 100%,
where A(t) is the scratch area at a specific time (t), and A(0) is the initial scratch area at time zero (0).

Results



Fig 3 Automated Scratch: In the automated scratch assay: MCF10A cells are seeded onto collagen I-coated 96-well and 384-well plates. After 18 hours, a custom script automates the creation of a clear scratch in the center of the well using an Integra Viaflo pipetting robot. Following the scratch, cells are exposed to a test compound for 24 to 48 hours. During this period, cell migration into a detection zone at the scratch site is monitored using fluorescent / non-fluorescent cells .


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Fig 4 Automated Scratch Wounding Assay and Image Analysis in MCF10A Cells
MCF10A cells are seeded on collagen I-coated 96-well plates, then subjected to automated scratch wounding using an Integra Viaflo robot (Figure a). These cells migrate towards a detection zone while exposed to fluorescently monitored test compounds. Image analysis scripts, employing supervised machine learning in Harmony Image Analysis Software (Revvity, MA), are used to measure total cell areas in both scratched and non-scratched regions at different time points (Figures b-e).

Results


MOCK
Cytochalasin D
EGF
2hr
6hr
12hr

Fig 5 Effect of Cytochalasin D and Epidermal Growth Factor on MCF10A Cell Migration:MCF10A cells are seeded on collagen I-coated 96-well plates, then subjected to automated scratch wounding using an Integra Viaflo robot (Figure 1). These cells migrate towards a detection zone while exposed to test compounds.(Cytochalasin D and Epidermal Growth Factor (EGF). Cytochalasin D is actin depolymisering which revelry effect the migration of the cells. EGF enhances the migration of the cells into the scratch area compared to mock cells


% MCF10A Cell Recovery in Scratch Assay
% Area - Cells per Compound, Concentration(ug/ml), Timepoint
Color by:
Compound
CELL CONTR...
Cytochalasin D

Fig 6 Quantification of Cell Migration in MCF10A Cells exposed to Cytochalasin D, Epidermal Growth Factor (EGF), and Protein X at Various Concentrations and Time Points. Cytochalasin D treatment leads to reduced cell migration, while EGF significantly enhances migration. Cell migration remains unaffected by the test protein across different concentrations and time points. The study monitored cell migration for 24 hours with images captured every 2 hours


RFP-Tubulin
MitoView
SER Bright-Mitoview
GFP-Actin
SER- Edge Actin
SER-Bright-Actin

Fig 7 Visual Examples of Cell Painting Staining Patterns: Images are captured using the Opera Phenix Plus high-content screening system. Phenotypic characteristics are extracted from these images utilizing a dedicated cell painting building block within the Harmony imaging and analysis software.

Results


Feature importance scores
Avg(Score)
Feature

Fig 8 **Cell Painting and Exploring Cellular Phenotypic Clusters through Computational Analysis with Principal Component Analysis:** Cell features are analyzed using computational models, e.g. principal component analysis in Revvity Signals VitroVivo analysis platform, to differentiate clusters of cellular phenotypes.

Conclusion

In conclusion, this study successfully optimized a highly efficient scratch assay development method for both 96 and 384-well plates, serving as a proof of principle. We also designed and implemented high-content imaging scripts to monitor wound closure in real-time. Additionally, the application of cell painting techniques allowed us to fluorescently label cell organelles and the cytoskeleton, enabling us to measure phenotypic changes during cell migration. Our findings revealed a pivotal role played by mitochondrial number and activity in the process of cell migration towards wound healing.

References

1. Fares, J., et al., Molecular principles of metastasis: a hallmark of cancer revisited. Signal Transduct Target Ther, 2020. 5(1): p. 28.

2. Radstake, W.E., et al., Comparison of in vitro scratch wound assay experimental procedures. Biochem Biophys Rep, 2023. 33: p. 101423

3. The figure1 was constructed using the Biorender platform's tools and features

4. Figure 2 was sourced from the Biorender repository of illustrations

5. Bray, M.A., et al., Cell Painting, a high-content image-based assay for morphological profiling using multiplexed fluorescent dyes. Nat Protoc, 2016. 11(9): p. 1757-74.